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EXHIBIT 10.7

EXHIBIT A
TO LOAN AGREEMENT

REVOLVING CREDIT NOTE

Lilly Beter Capital Group, Ltd.
3925 Excelsior Blvd., Suite 500
Minneapolis, Minnesota 55416

July 5, 2003

Up to $5,000,000

        FOR VALUE RECEIVED, the undersigned, 3eee, Inc., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of Lilly Beter Capital Group, Ltd. (the "Lender"), located at 3925 Excelsior Blvd., Suite 500 Minneapolis, Minnesota 55416, in lawful money of the United States of America and in immediately available funds, the principal amount of up to (a) FIVE MILLION DOLLARS ($5,000,000), or, if less, (b) such lesser amount as shall equal the aggregate unpaid principal amount of all Advances made by the Lender to the Company pursuant to the Loan Agreement (as hereinafter defined), in one payment together will all accrued and unpaid interest on the third anniversary of the execution of this Note (the "Maturity Date"). The annual interest rate shall be eight percent (8%) calculated from the date of each Advance until the earlier of the repayment of such Advance, together with accrued interest, or the Maturity Date, all as set forth in the Loan Agreement.

        The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Advance made by the Lender to the Company pursuant to the Loan Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Company in respect of any Advance or the Loan Agreement.

        This Note is the Revolving Credit Note referred to in the Loan Agreement dated as of July 5, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Company, as borrower, and the Lender, is unsecured and is subject to the provisions of the Loan Agreement.

        Upon the occurrence of any one or more Events of Default, or upon cancellation of the Revolving Credit Agreement by Lender or Lender's agent, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

        All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of acceleration and intent to accelerate, and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, COUNTY OF PALM BEACH, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Lilly Beter Capital Group, Ltd.		3eee, Inc.
By:	/s/ RICHARD KOSLOSKE	By:	/s/ CELSO B. SUAREZ, JR.
Name:	Richard Kosloske	Name:	Celso B. Suarez, Jr.
Title:	President	Title:	President

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  EXHIBIT 10.7
REVOLVING CREDIT NOTE